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                                                            EXHIBIT 5


        [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]



                               November 18, 1996


  Corporate Express, Inc.
  325 Interlocken Parkway
  Broomfield, CO  80021

            Re:   Registration Statement on Form S-8
                  ----------------------------------

  Gentlemen:

            We have acted as special counsel to Corporate Express, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 189,805 shares of common stock of the Company, par value $.0002 per share (the "Shares"), issuable upon the exercise of options granted under the Corporate Express, Inc. Stock Option Plan for United TransNet, Inc. Optionholders and the Corporate Express, Inc. Stock Option Plan for Courier Dispatch Optionholders (collectively, the "Plans").

            The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

            In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

            Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of options granted under the Plans, in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                            Very truly yours,


                            /s/ Ballard Spahr Andrews & Ingersoll